                                                                       Exhibit 5

July 30, 1997



Mirage Resorts, Incorporated
3400 Las Vegas Boulevard South
Las Vegas, Nevada  89109

 Re:  Mirage Resorts, Incorporated
      Registration Statement on Form S-3
      ----------------------------------

Gentlemen:

      I am Assistant General Counsel of Mirage Resorts, Incorporated, a Nevada corporation (the "Company"). In such capacity, I have reviewed the Registration Statement on Form S-3 (together with all exhibits thereto and documents incorporated by reference therein, the "Registration Statement") in the form proposed to be filed by the Company with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of debt securities of the Company with an aggregate initial public offering price of up to $50,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies, which may be any of senior secured debt securities, senior unsecured debt securities, senior subordinated debt securities or subordinated debt securities, in one or more series (the "Offered Securities"), which in each case are to be issued under an indenture (an "Indenture" and, collectively with any other indentures relating to other Debt Securities, the "Indentures") to be entered into between the Company and an institution to be designated prior to the issuance of any Debt Securities under such Indenture to serve as trustee thereunder (a "Trustee" and, collectively with the trustees, if any, under other Indentures, the "Trustees").

      This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

      For the purpose of rendering this opinion, I have examined (i) the Registration Statement relating to the Offered Securities; (ii) the Company's Registration Statement on Form S-3 (Commission File No. 333-07261) declared effective by the Commission on July 12, 1996 (the "Prior Registration Statement"); (iii) the form of Indenture filed as an exhibit to the Prior Registration Statement; (iv) the Restated Articles of Incorporation of the Company, as amended to date (the "Articles of Incorporation"); (v) the Bylaws of the Company as currently in effect (the "Bylaws"); and (vi) certain resolutions adopted by the Board of Directors of the Company (the "Board of Directors") relating to the issuance of the Offered Securities. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

      In my examination, I have assumed without independent verification (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures,
(iii) the authenticity of all documents submitted to me as originals, (iv) the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents and (v) the power and authority of all persons other than the Company signing such documents to execute, deliver and perform such documents, and the valid authorization, execution and delivery of such documents by such other persons. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers or other representatives of the Company and others.

      I am admitted to the Bar in the State of Nevada and I do not express any opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America to the extent referred to specifically herein. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including applicable rules and
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Mirage Resorts, Incorporated
July 30, 1997
Page 2

regulations, in effect on the date hereof. I assume no obligation to update such opinion.

      Based upon and subject to the foregoing, such examinations of law and such other matters as I have deemed relevant under the circumstances, I am of the opinion that, as of the date hereof:

      1. The form of Indenture filed as an exhibit to the Prior Registration Statement (the "Basic Indenture") has been duly authorized by the Board of Directors. The Basic Indenture and each other Indenture in the form of the Basic Indenture, as modified in accordance with duly adopted resolutions of the Board of Directors to reflect the additional terms applicable to the Offered Securities to which such Indenture relates, when executed and delivered by the Company, will be a valid and binding agreement, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) requirements that a claim with respect to any Offered Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (d) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

      2. With respect to any series of Offered Securities, when (i) if the Offered Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Securities (the "Underwriting Agreement") has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) if the Offered Securities are to be sold on an agency basis, the distribution agreement with respect to the Offered Securities (the "Distribution Agreement") has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Securities and related matters;
(iv) the terms of the Offered Securities and of their issuance and sale have been duly established in conformity with the Indenture relating thereto so as not to violate any applicable law, the Articles of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the applicable Indenture has been duly executed and delivered by the Company and the Trustee thereunder; and (vi) the Offered Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Securities, when issued and sold in accordance with the applicable Indenture and the related Underwriting Agreement or Distribution Agreement, if any, or any other duly authorized, executed and delivered applicable purchase agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) requirements that a claim with respect to any Offered Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (d) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

      I note that, as of the date hereof, a judgment for money in an action based on an Offered Security denominated in a foreign currency, currency unit or composite currency in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date
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Mirage Resorts, Incorporated
July 30, 1997
Page 3

used to determine the rate of conversion of the foreign currency, currency unit or composite currency in which a particular Offered Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment.

      I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to me under the heading "Legal Matters" in the Prior Registration Statement and to the incorporation by reference of the information in the Prior Registration Statement into the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under
Section 7 of the Securities Act or the Rules and Regulations of the Commission.

      As of the date hereof, I hold options to purchase 209,000 shares of the Company's common stock.


Very truly yours,



PETER C. WALSH
Assistant General Counsel